CHINA INDUSTRIAL WASTE MANAGEMENT CLARIFIES REASONS FOR AND EFFECTS OF
RESTATED FINANCIAL STATEMENTS

PEOPLE’S REPUBLIC OF CHINA, March17, 2008. CHINA INDUSTRIAL WASTE MANAGEMENT INC. (OTC: CIWT) has clarified the reasons for and effects of the restated financial statements it filed with the Securities and Exchange Commission (SEC) on January 31, 2008, relating to its Annual Report on Form 10-KSB for the year ended December 31, 2006 and its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007. The financial statements were restated following review by the Company of comments from the SEC staff regarding the manner in which the Company accounted for landfill related asset retirement obligations and the consolidation of a majority-owned subsidiary.

As a result of the restatement, as of March 31, 2007 and for the quarter then ended:

•	Net income decreased from $692,918, as originally reported, to $679,912, a decrease of $13,006;
•	Comprehensive income increased from $640,740, as originally reported, to $738,680, an increase of $97,940;
•	Net income per share was unchanged;
•	Total assets as of March 31, 2007 increased from $12,439,967, as originally reported, to $12,681,196, an increase of $241,229;
•	Stockholders' equity as of March 31, 2007 decreased from $10,426,993, as originally reported, to $10,290,856, a decrease of $136,137;
•	Minority interest in subsidiary decreased by $15,126, from $1,180,371 to $1,165,245;
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Net cash provided by operating activities for three months ended March 31, 2007 increased by $166,331 from $417,008 as originally reported, to $583,339; and net cash used in investing activities increased by $180,952 from $2,498,125, as originally reported, to $2,679,077.

As a result of the restatement, as of December 31, 2006 and for the year then ended:

•	Net income decreased from $2,542,937, as originally reported, to $2,441,428, a decrease of $101,509;
•	Comprehensive income decreased from $2,862,484, as originally reported, to $2,710,424, a decrease of $152,060;
•	Net income per share was unchanged;
•	Total assets as of December 31, 2006 increased from $11,619,865, as originally reported, to $11,866,969, an increase of $247,104;
•	Stockholders' equity as of December 31, 2006 decreased from $9,782,253, as originally reported, to $9,548,176, a decrease of $234,077;
•	Minority interest in subsidiary decreased by $3,895, from $1,086,917 to $1,083,022;
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Net cash provided by operating activities for the year ended December 31, 2006 decreased by $199,889 from $3,446,657 as originally reported, to $3,646,546; and net cash used in investing activities decreased by $168,982 from $883,060, as originally reported, to $1,052,042.

As restated, the Company adds the estimates of future costs associated with landfill final capping, closure and post-closure activities to the cost of landfill property including the purchase price and expenditure. In addition, amortization of the landfill has been recorded on a units-of-consumption basis, applying cost as a rate per ton. The restatements also consolidate the results of operations of Liaoyang Dongtai, a 60%-owned subsidiary, in accordance with accounting principles generally accepted in the United States.

Readers are referred to the Company’s Annual Report on Form 10-KSB/A and Quarterly Report on Form 10-Q/A, as filed with the Securities and Exchange Commission on January 31, 2008, for the full text of the restatements and for a more detailed explanation of the reasons for and effects of the restatements, including the effects on the Company’s financial statements at December 31, 2005 and for the year then ended, as well as the financial statements at March 31, 2006 and for the quarter then ended.

About China Industrial Waste Management, Inc.:
China Industrial Waste Management, Inc. through its 90%-owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd., is engaged in the collection, treatment, disposal and recycling of industrial wastes principally in Dalian, China and surrounding areas in Liaoning Province, China.  The Company provides waste disposal solutions to its more than 400 customers from facilities located in the Economic and Technology Development Zone, Dalian, PRC. Dongtai treats, disposes of and/or recycles many types of industrial wastes, and recycled waste products are used by customers as raw material to produce chemical and metallurgy products. In addition, Dongtai treats or disposes of other industrial waste through incineration, burial or water treatment, and also provides environmental protection services, technology consultation, pollution treatment services, and waste management design processing services.

Forward-Looking Statement:
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain such words as "may," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and our future financial results. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, our actual performance may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein): (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans, (e) uncertainties regarding the governmental, economic and political circumstances in the People’s Republic of China, and (f) our anticipated needs for working capital.

Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for similar statements by certain existing public companies, does not apply to us because our stock is a “penny stock,” as defined under federal securities laws.

Contact:

For further information, contact:
Ms. Guo Xin, CFO
Tel: +86-411-85811229
Email: hellenguo@chinaciwt.com

Mr. Zhang Dazhi, Company Secretary
Tel: +86-411-82595139x812
Email: darcy.zhang@chinaciwt.com